Exhibit 32.1

                SECTION 906 CERTIFICATION BY DWIGHT O. SEEGMILLER

Pursuant to the requirements of Section 906 of the Sarbannes-Oxley Act of 2002, Dwight O. Seegmiller hereby certifies that:

1. This report fully complies with the requirements of Section 13(a) or 15(d) of the 1934 Act, and

2. The information contained in this report fairly presents, in all material respects, the registrant's financial condition and results of operations of the registrant.


Date 11/10/03                 By /s/ Dwight O. Seegmiller
                                     Dwight O. Seegmiller, President


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